UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 10, 2010
Date of Report (Date of earliest event reported)
RMX Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-32440 (Commission File Number)	86-0830443 (I.R.S. Employer Identification No.)

4602 East Thomas Road, Phoenix, Arizona (Address of Principal Executive Offices)	85018 (Zip Code)
Registrant’s telephone number, including area code: (602) 249-5814
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     As previously reported by RMX Holdings, Inc. (the “Company”) on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 5, 2010, on April 1, 2010, the Company completed the sale of substantially all of its assets constituting its ready-mix concrete business for a purchase price of $9.75 million in cash (the “Asset Sale”). As a result of the Asset Sale the Company has substantially limited assets and no operations. In a continued effort to minimize the Company’s costs and expenses, on September 10, 2010, the Company’s Board of Directors adopted an amendment to the Company’s Amended and Restated Bylaws to reduce the size of the Company’s Board of Directors from seven to three members. Immediately following the adoption of this amendment, four of the Company’s Directors resigned.
ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On September 10, 2010, Charles E. Cowan, Charles R. Norton, Robert A. De Ruiter and Gary A. Agron each notified RMX Holdings, Inc. (the “Company”) that he was resigning as a member of the Company’s Board of Directors, effective at 5:00 PM, Pacific Time on September 10, 2010. Messrs. Cowan, Norton and Agron each served on the Compensation Committee, the Audit Committee, and the Nomination and Governance Committee of the Board. Each of Messrs. Cowan, Norton and Agron also served on the Special Committee of the Board, with Mr. Agron serving as Chair of the Special Committee of the Board, in each case, as previously reported by the Company on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2010. The decision of each of Messrs. Cowan, Norton, De Ruiter and Agron to resign was not the result of any disagreement with the Company’s operations, policies or practices.
     Messrs. Bradley E. Larson, Dan H. Stewart and Kenneth D. Nelson continue as the Company’s sole directors.
ITEM 5.03 — AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     (a) Amendment to Bylaws
     On September 10, 2010, the Board of Directors of the Company approved and adopted an amendment to the Company’s Amended and Restated Bylaws. Article 3, Section 3.1.1 of the Bylaws was amended so as to reduce the size of the Board of Directors from seven to three members.
     A copy of the Amendment to the Company’s Bylaws as approved and adopted by the Board on September 10, 2010 is attached hereto as Exhibit 3.1.
     (b) Not applicable.
Cautionary Note Regarding Forward-Looking Statements
     This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the evaluation of strategic options, any transaction, including the timing or effects thereof, change in or continuation of current business plan, increase in stockholder value, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to: results of the Board’s evaluation of strategic options; the ability to obtain Board and stockholder approvals of any proposed transaction; customary conditions to the closing of any proposed transaction; national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; acquisition and location development risks; potential environmental and other liabilities; other factors affecting the construction industry generally; and other factors discussed under Item IA (Risk Factors) in the Company’s Form 10-K for the year ended December 31, 2009. The Company assumes no duty to update these statements unless otherwise required by applicable law.
     Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits
     The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Amendment to Amended and Restated Bylaws of the Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: September 15, 2010

RMX HOLDINGS, INC.
By:	/s/ David D. Doty
David D. Doty,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Amended and Restated Bylaws of the Company